As filed with the Securities and Exchange Commission on December 22, 2006
Registration No. 333-42879

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
Gerber Scientific, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	06-0640743
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

83 Gerber Road West
South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)
Gerber Scientific, Inc. and Participating Subsidiaries
401(k) Maximum Advantage Program and Trust
(Full Title of the Plan)
William V. Grickis, Jr.
Senior Vice President, General Counsel and Secretary
83 Gerber Road West
South Windsor, Connecticut 06074
(Name and address of agent for service)
(860) 644-1551
(Telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION
Gerber Scientific, Inc., a Connecticut corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 22, 1997, Registration No. 333-42879 (the “Registration Statement”), in order to deregister certain of the 350,000 shares of the Company’s common stock (the “Common Stock”) and interests under the Gerber Scientific, Inc. and Participating Subsidiaries 401(k) Maximum Advantage Program and Trust (the “Program”) that were originally registered pursuant to the Registration Statement.
In June 2002, the Company terminated the feature of the Program that allowed participants to invest in a fund holding shares of Common Stock. Accordingly, as of June 2002, no further investments could be made under the Program in Common Stock. This Post-Effective Amendment is being filed to deregister all Program interests and any shares of Common Stock that have not been issued under the Program.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Gerber Scientific, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of South Windsor, state of Connecticut, on this 22nd day of December 2006.

GERBER SCIENTIFIC, INC.
By:	/s/ MARC T. GILES
Marc T. Giles
President and Chief Executive Officer (Duly Authorized Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed as of December 22, 2006 by the following persons in the capacities indicated:

Signature	Title

/s/ Marc T. Giles	President, Chief Executive Officer and Director

Marc T. Giles	(Principal Executive Officer)

/s/ Jay Zager	Executive Vice President and Chief Financial Officer

Jay Zager	(Principal Financial Officer)

/s/ John J. Krawczynski	Vice President, Chief Accounting Officer and Corporate Controller

John J. Krawczynski	(Principal Accounting Officer)

/s/ Donald P. Aiken	Chairman and Director

Donald P. Aiken

/s/ Edward G. Jepsen	Director

Edward G. Jepsen

Signature	Title

/s/ Randall D. Ledford	Director

Randall D. Ledford

/s/ John R. Lord	Director

John R. Lord

/s/ Carole F. St. Mark	Director

Carole F. St. Mark

/s/ A. Robert Towbin	Director

A. Robert Towbin

/s/ W. Jerome Vereen	Director

W. Jerome Vereen
     The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of the Plan by the undersigned, hereunto duly authorized, in the city of South Windsor, state of Connecticut, on this 22nd day of December 2006.

GERBER SCIENTIFIC, INC. AND PARTICIPATING SUBSIDIARIES 401(k) MAXIMUM ADVANTAGE PROGRAM AND TRUST (Name of Plan)
By:	/s/ John J. Krawczynski
John J. Krawczynski
Member of the Committee duly authorized to administer the Program